UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2005

Carrollton Bancorp

(Exact Name of Registrant as Specified in Charter)

Maryland	000-23090	52-1660951
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

344 North Charles Street, Suite 300, Baltimore, Maryland		21201
(Address of Principal Executive Offices)		(ZIP Code)

Registrant’s telephone number, including area code (410) 536-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item1.02.              Terminination of a Material Definitive Agreement

The following information is furnished pursuant to Items 1.02 “Termination of a Material Definitive Contract:”

On September 22, 2005, Wal-Mart Stores, Inc. (“Wal-Mart”) notified Carrollton Bank, a wholly-owned subsidiary of Carrollton Bancorp (the “Registrant”) that, effective January 22, 2006, Wal-Mart was terminating the agreement for Carrollton Bank to provide automated teller machines (ATMs) at Wal-Mart, Sam’s Club and Wal-Mart Supercenters in Maryland, Virginia, and West Virginia.  Under the terms of the agreement with Wal-Mart, Carrollton Bank receives various ATM transaction and processing fees and pays Wal-Mart a base rent plus a percentage on each transaction fee earned.  Wal-Mart provided Carrollton Bank with 120 days prior notice of Wal-Mart’s intent to terminate the agreement, which is in accordance with the terms of the agreement.

The agreement between the Registrant and Wal-Mart began in 1994.  For the first two quarters of 2005, the Wal-Mart ATM agreement accounted for 6% or $60,000 of the Registrant’s net income and 6% of the Registrant’s total gross revenue  During 2004, the Wal-Mart ATM agreement accounted for 1% or $8,000 of the Registrant’s net income and 8% of the Registrant’s total gross revenue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLLTON BANCORP

	By:	/s/ Robert A. Altieri
Name: Robert A. Altieri
Date: September 28, 2005	Title: Chief Executive Officer and President

	By:	/s/ James M. Uveges
Name: James M. Uveges
Date September 28, 2005	Title:	Senior Vice President and
Chief Financial Officer